COMPLIANCE SYSTEMS CORPORATION
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of May 6, 2008 by and between Compliance Systems Corporation, a Nevada corporation (the “Company”), and Agile Opportunity Fund, LLC, a Delaware limited liability company (the “Investor”).

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Purchase and Sale of Securities.

1.1 Sale and Issuance of Debentures; Common Stock Issuance; Closings.

(a) Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth or referred to herein, the Company hereby agrees to sell and issue to the Investor, and the Investor hereby agrees to purchase from the Company, (i) at the Initial Closing (as hereinafter defined), a Secured Convertible Debenture in the original principal amount of $300,000 (the “Initial Debenture Purchase Price”), such Secured Convertible Debenture to be in the form attached hereto as Exhibit A (the “Initial Debenture”) with a maturity date of November 6, 2009 (the “Maturity Date”), and (ii) at the Subsequent Closing (as hereinafter defined), if any, an additional Secured Convertible Debenture in the original principal amount of $300,000 (the “Additional Debenture Purchase Price”), such Secured Convertible Debenture to be in the form identical to the Initial Debenture (including, without limitation, the Maturity Date, but excluding the issuance date which shall be the date of the issuance of and payment for the Additional Debenture) (the “Additional Debenture,” and, collectively with the Initial Debenture, the “Debentures”). The Debentures, including accrued but unpaid interest thereon, will be convertible into shares of the common stock, par value $.001 (the “Common Stock”), of the Company, at an initial conversion price of $0.05 per share, subject to adjustment as provided therein (the “Common Stock Debenture Shares”).

(b) In connection with the purchase and sale of the Debentures hereunder and in addition thereto, the Company agrees to issue to the Investor: (i) at the Initial Closing, Three Million (3,000,000) shares of Common Stock, and (ii) at the Subsequent Closing, if any, an additional Two Million (2,000,000) shares of Common Stock. All such shares of Common Stock issued pursuant to this Section 1.1(b) are referred to herein as the “Equity Incentive Shares” and, together with the Common Stock Debenture Shares, the “Registrable Shares.”

1.2 Initial Closing. The closing of the purchase of the Initial Debenture shall take place at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP (“WBEMS”), 170 Old Country Road, Fourth Floor, Mineola, New York 11501, simultaneous with the execution hereof (the “Initial Closing”). At the Initial Closing, (i) the Company will deliver to the Investor the duly executed Initial Debenture and one or more stock certificates evidencing the number of Equity Incentive Shares registered in the name of Investor to be delivered pursuant to Section 1.1(b)(i) hereof against delivery by the Investor to the Company of the Initial Debenture Purchase Price therefor by wire transfer of immediately available funds in the amount thereof to the Company’s bank account at Capital One Bank, 111 East Park Avenue, Long Beach, New York 11561 (Account Number: 7924030518) (the “Company Bank Account”) or by such other method agreed to in writing by the Investor and the Company, (ii) the Company shall execute the Security Agreement in favor of the Investor in the form of Exhibit B attached hereto (the “Security Agreement”) and such financing statements under the Uniform Commercial Code as may be required pursuant thereto and as may be reasonably required by the Investor, (iii) each of the Principals shall execute the Pledge Agreement in favor of Investor in the form of Exhibit C attached hereto (the “Pledge Agreement”) and the Limited Non-Recourse Guaranty (the “Guaranty”) in favor of the Investor in the form of Exhibit D attached hereto; and (iv) the Company shall pay all fees due to third party agents and expenses incurred by the Investor and/or Agile Investments, LLC in connection with the transactions hereunder, including, without limitation, the legal fees and expenses of WBEMS incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby (not to exceed $10,000 in total amount) and $9,000 payable to Agile Investments, LLC for due diligence costs, structuring and monitoring fees.

1.3 Subsequent Closing. At a closing to be held on any date selected by the Company upon fifteen (15) business days prior notice to the Investor (the “Subsequent Closing Date”), and subject to the satisfaction of the conditions set forth in Section 4 below, the Company will deliver to the Investor the duly executed Additional Debenture and one or more stock certificates evidencing the number of Equity Incentive Shares registered in the name of Investor to be delivered pursuant to Section 1.1(b)(ii) hereof against delivery by the Investor to the Company of the Additional Debenture Purchase Price therefor by wire transfer of immediately available funds in the amount thereof to the Company Bank Account or by such other method agreed to in writing by the Investor and the Company.

1.4 Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below.

“Approvals” means, collectively, all actions, approvals, consents, waivers, exemptions, Orders, authorizations, registrations, declarations, filings and recordings.

“Business or Condition” of the Company means the business, operations, assets, properties, earnings, prospects or condition (financial or other) of the Company.

“Governmental Body” means any federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority, of any country.

“Loan Documents” means this Agreement, the Security Agreement, the Pledge Agreement, the Guaranty and the Debentures, together with any other documents or instruments contemplated therein.

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“Material Adverse Change; Material Adverse Effect; Materially Adverse” in, on or with respect to, the Company, shall mean a material adverse change in the Company’s Business or Condition, a material adverse effect on the Company’s Business or Condition or an event which is materially adverse to the Company's Business or Condition.

“Order” means any order, writ, injunction, decree, judgment, award, determination, direction or demand by a Governmental Body, arbitrator or court.

“Person” means any individual, corporation, association, partnership, joint venture, limited liability company, trust or estate, organization, business, government or agency or political subdivision thereof, or any other entity.

“Principals” means Barry Brookstein and Dean Garfinkel, collectively.

“Public Offering” means any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force.

“Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or (ii) a transaction or series of transactions (including, without limitation, by way of merger, consolidation, or sale of equity) the result of which is that the holders of the Company’s outstanding voting securities immediately prior to such transactions are after giving effect to such transactions no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company.

“Securities” means the Debentures and the Registrable Shares, collectively.

“Securities Act” means the Securities Act of 1933, as amended.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.2 Capitalization. As of immediately prior to the Initial Closing, the authorized capital stock of the Company consists of 2,000,000,000 shares of Common Stock, 131,905,995 of which are issued and outstanding and 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), 5,635,709 of which are issued and outstanding. All of the outstanding shares of such capital stock of the Company have been duly authorized, are fully paid and nonassessable. Schedule 2.2 (a) describes all securities exercisable or convertible into Common Stock and (b) identifies the holders of Common Stock of record and beneficially and the holders and amounts of all other outstanding securities of the Company, including, without limitation, any securities convertible or exchangeable into shares of Common Stock, in any such case in excess of 5% of the “fully-diluted” outstanding shares of Common Stock.

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2.3 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Security Agreement and the authorization, issuance and delivery of the Securities has been taken and all of the Loan Documents to which the Company is a party, when executed and delivered by the Company and assuming due execution and delivery by the Investor, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4 Valid Issuance of Securities. The Securities, when issued, sold and delivered in accordance with the terms hereof and therein for the consideration expressed herein and therein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.5 Consents and Approvals. No Approval by, from or with and no other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company) is required (a) for or in connection with the valid execution and/or delivery by the Company of or the performance by the Company of its obligations under this Agreement or the Security Agreement or the consummation by the Company of the transactions contemplated hereby, including the offer, issuance, sale and delivery by the Company of the Securities, or (b) as a condition to the legality, validity or enforceability as against the Company of this Agreement or the Security Agreement.

2.6 Patents, Trademarks, etc. The Company has no patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, except as set forth on Schedule 2.6. To the best of the Company's knowledge, no claim is pending nor has the Company received notice to the effect that the operations of the Company infringe or will infringe upon or conflict with the asserted rights of any other Person under any patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know-how (collectively, “Intellectual Property”), and to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other Person, except as set forth on Schedule 2.6. The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of or licensor or other claimant to any Intellectual Property, with respect to the conduct of its business or otherwise. No claim is pending or, to the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or, to the Company's knowledge, threatened). The Company has used its best efforts to insure that, and to the best of its knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other Person any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

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2.7 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other company or subsidiary and is not a participant in any joint venture, partnership or similar arrangement, except as set forth on Schedule 2.7.

2.8 Financial Statements. The Company has made available to the Investor the Company’s audited financial statements (including consolidated balance sheet, statements of operations, stockholders’ equity and cash flows) as of December 31, 2007 and for the two years then ended as included in the Company’s Annual Report on Form 10-KSB, for the year ended December 31, 2007, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2007 (collectively, the “Financial Statements”). The Financial Statements (a) have been prepared in accordance with accounting principles generally accepted in the United States of America, (b) are true, complete and correct and (c) fairly present in all material respects the financial position of the Company as of December 31, 2007 and the results of the Company’s operations and cash flows for the two years then ended.

2.9 Disclosure. No representation or warranty of the Company contained in this Agreement, any certificate or document furnished or to be furnished to the Investor at the Initial Closing or Subsequent Closing, if any, or the Financial Statements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

3.1 Authorization. The Investor is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into, deliver and perform all of Investor’s obligations under this Agreement. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

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3.2 Investment Intent. The Investor is acquiring the Securities for the Investor’s own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, or any applicable state securities or blue-sky laws, and no one other than the Investor has any interest in the Securities or this Agreement;

3.3 Investor Status. The undersigned is an “accredited investor,” as such term is defined under Rule 501 promulgated under the Securities Act.

3.4 Offering Exempt from Registration; Company’s Reliance. The Company has advised the Investor that:

(a) None of the Securities have been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;

(b) The Company’s reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the undersigned’s representations contained in this Agreement;

(c) As a result of such lack of registration, none of the Securities may be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws; provided that if the foregoing conditions are satisfied, the Securities are transferable by the Investor and

(d) In furtherance of the provisions of this Section 3.4, each certificate representing any of the Securities, shall bear a restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH INTEREST TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.”

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3.5 Sophistication of the Investor. The Investor has evaluated the merits and risks of purchasing the Interest and has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and hazards of purchasing the Securities, and is able to bear the economic risk of purchasing the Interest, including the possibility of a complete loss with respect to such purchase.

3.6 Access to Information. The undersigned has had access to such information regarding the business and finances of the Company and the Securities, the receipt and careful reading of which is hereby acknowledged by the undersigned, and has been provided the opportunity to (a) obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided to Investor and (ii) discuss with the Company’s management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operations of the Company.

3.7 No Guarantees. That it never has been represented, guaranteed or warranted to the Investor by the Company, or any of its officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:

(a) Any gain will be realized by Investor from Investor’s investment in the Securities;

(b) That there will be any approximate or exact length of time that the undersigned will be required to remain as a holder of the Securities; or

(c) That the past performance or experience on the part of the Company, its predecessors, manager or employees or of any other person, will in any way indicate any future results of the Company.

3.8 No Other Representations, Warranties, Covenants or Agreements of the Company. Except as set forth in this Agreement, or the documents referred to in this Agreement, the Company has not made any representation, warranty, covenant or agreement with respect to the matters contained herein.

3.9 High Degree of Investment Risk. Investor acknowledges and understands that the purchase of the Securities involves a high degree of risk and may result in a loss of the entire amount invested; that the Company has limited working capital and limited sources of financing available; that there is no assurance that the Company’s operations will be profitable in the future.

3.10 No General Solicitation. Investor has not received any general solicitation or general advertising regarding the purchase of any of the Securities;

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3.11 Knowledge and Experience. Investor, individually and/or together with the undersigned’s professional advisors, has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in securities (including the securities of new and speculative companies), so as to enable the undersigned to use the information made available by the Company in order to evaluate the merits and risks of and investment in the Company, and to make an informed investment decision with respect thereto.

3.12 Independent Decision. Investor is not relying on the Company or on any accounting, tax, legal or other opinion in the materials reviewed by the undersigned with respect to the accounting, financial or tax considerations of Investor relating to investment in the Company; Investor has relied solely on the representations, warranties, covenants and agreements of the Company in this Agreement and on Investor’s own examination and independent investigation in making a decision to acquire the Securities.

4. Investor’s Conditions to Subsequent Closing. The obligation of the Investor to purchase and pay for the Additional Debenture to be purchased by it at the Subsequent Closing shall be subject to the achievement to the satisfaction of the Investor, prior to or at the date of the Subsequent Closing, of each of the following conditions, any of which may be waived in writing by the Investor in its sole discretion prior to the date of the Subsequent Closing:

4.1 Proceedings Satisfactory. All corporate and other proceedings taken in connection with the authorization, issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement and all documents and papers relating thereto delivered at the at the Subsequent Closing shall be deemed reasonably satisfactory in form, scope and substance to the Investor and its counsel.

4.2 Representations and Warranties Correct. All representations and warranties of the Company contained in this Agreement or otherwise made by or on behalf of the Company in connection with the transactions contemplated hereby shall be true, complete and correct in all material respects when made and (except as affected by the consummation of such transactions) as of the time of the Subsequent Closing with the same force and effect as though such representations and warranties had been made on and as of the date of the Subsequent Closing; except, in the case of representations and warranties made as of a specified date earlier than the Subsequent Closing, which shall be deemed to have been made on such earlier date.

4.3 Performance. The Company and the Principals shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Loan Documents to which they are a party.

4.4 Compliance Certificates. The Company shall have delivered to the Investors an Officers' Certificate, dated as of the Subsequent Closing, certifying that the conditions specified in Sections 4.2 and 4.3 have been fulfilled and certifying as to such other matters in connection herewith as the Investor may reasonably request.

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4.5 Absence of Certain Events. There shall not have occurred any Event of Default under the Debenture or any Material Adverse Change in the Business or Condition of the Company since the Initial Closing.

4.6 Approvals. No Approval by, from or with and no other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company) shall be required in connection with the consummation of the transactions contemplated hereby to be taken at the Subsequent Closing, including the issuance of the Securities.

5. Miscellaneous.

5.1 Registration Rights.

For the period commencing on the date of the Initial Closing and terminating on the earlier of (a) the second anniversary of the date of the Subsequent Closing or (b) 42 months following the date of the Initial Closing, each time the Company proposes to register any of its securities under the Securities Act, whether for the Company’s own account or for the account of holders of the Company’s securities or both (except with respect to registration statements on Forms S-4, S-8 or any successor or similar forms or “Rule 145” transactions), the Company shall include all of the then unregistered Registrable Shares in the registration initiated by the Company, provided that the holder(s) of such Registerable Shares provide the Company with such information and commitments as are customarily required of selling securities holders whose securities are being registered for resale in a registration statement filed under the Securities Act. If any particular registration to be effected pursuant to this Section 5.1 shall be, in whole or in part, an underwritten public offering of Common Stock for the account of the Company, the number of Registrable Shares to be included in such an underwriting on behalf of the Investor may be reduced if, and to the extent that, the managing underwriter shall be of the opinion (a written copy of which shall be delivered to the Investor) that the inclusion of all of the shares requested to be included in such underwriting by the Investor would materially and adversely affect the marketing of the Common Stock to be sold by the Company under such registration statement. Notwithstanding the immediately preceding sentence, no securities of any of the Company’s securityholders (other than the Investor) shall be included in such registration unless all of the then unregistered shares of Registrable Shares held by the Investor are included therein.

5.2 Advisory Fee. From and after the nine-month anniversary date of the Initial Closing, the Company shall pay a quarterly advisory fee to the Investor or its designee equal to Three Thousand ($3,000) per quarter payable on the first day of each quarter following such nine-month anniversary and shall continue until all of the Debentures have been repaid in full or converted into Common Stock Debenture Shares.

5.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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5.4 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally (against written receipt therefor), one business day following the business day on which such notice is forwarded by overnight courier, or two business days following the business day of deposit in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and, if to the Investor, with a copy to Westerman Ball Ederer Miller and Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, Attn: Alan Ederer, Esq. and, if to the Company, with a copy to Moritt Hock Hamroff & Horowitz, 400 Garden City Plaza, Garden City, New York, 11530 Attn: Dennis O’Rourke, Esq.

5.8 Confidentiality. This Agreement is confidential, and none of its provisions or terms shall be disclosed to anyone who is not an Investor or an officer or director of the Company or their agents, advisers or legal counsel, unless required by law.

5.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

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IN WITNESS WHEREOF, the parties have duly executed this Securities Purchase Agreement as of the date first written above.

COMPLIANCE SYTSTEMS CORPORATION

By: /s/ Dean Garfinkel
Name: Dean Garfinkel
Title: President

Address:
90 Pratt Oval
Glen Cove, New York 11542

AGILE OPPORTUNITY FUND, LLC
By: AGILE INVESTMENTS, LLC, Managing Member

By: /s/ David I. Propis
Name: David I. Propis
Title: Managing Member

Address:
1175 Walt Whitman Road, Suite 100A
Melville, NY 11747

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SCHEDULE 2.2
Capitalization

(a)	Securities Exercisable or Convertible into Common Stock.

(i)
The Company has outstanding a series of warrants entitling the holders of such warrants to purchase an aggregate of 1,901,272 shares of Common Stock at a purchase price of $0.46 per share. These warrants expire on September 30, 2008.

(ii)	The Company has outstanding warrants entitling the holder of such warrants to purchase 819,514 shares of Common Stock at a purchase price of $0.31 per share. These warrants expire on June 1, 2010.
(iii)
On January 4, 2008, the Company granted employees of the Company options to purchase an aggregate of 45,000,000 shares of Common Stock at a purchase price of $0.026 per share. These options expire on January 3, 2013.

(iv)
The Company has outstanding a total of 2,500,000 shares of Series A Senior Convertible Voting Non-Redeemable Preferred Stock. Each share of such class has a liquidation preference of $1.00 and is convertible, at the option of its record owner, into 100 shares of Common Stock.

(v)
The Company has outstanding a total of 1,250,000 shares of Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock. Each share of such class has a liquidation preference of $1.00 and is convertible, at the option of its record owner, into 100 shares of Common Stock.

(iv)
The Company has outstanding a total of 1,885,709 shares of Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock. Each share of such class has a liquidation preference of $1.00 and is convertible, at the option of its record owner, into 100 shares of Common Stock. The Company has irrevocably waived its right to redeem the Series C Preferred Stock.

(b)	Beneficial Ownership Table.

The following tables set forth information with respect to the beneficial ownership of shares of each class of the Company’s equity securities as of April 30, 2008, by each person known by the Company to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information Except as otherwise indicated in the notes to the following table, the Company believes that all listed shares are beneficially owned, and investment and voting power is held by, the persons named as the owner of such shares. The tables do not reflect the issuance of any securities pursuant to the Securities Purchase Agreement.

Series A Senior Convertible Voting Non-Redeemable Preferred Stock:
	Amount and Nature of	Percentage
Name and Address of Stockholder	Beneficial Ownership	of Class
Barry Brookstein	200,000 (1)	8.0%
__________
(1)	Does not include 262,500 shares of Series A Preferred Stock pledged to Mr. Brookstein to secure loans made by Mr. Brookstein to the pledgors.

Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock:

	Amount and Nature of	Percentage
Name and Address of Stockholder	Beneficial Ownership	of Class
Barry Brookstein	1,250,000(2)	100.0%
__________
(2)
Includes 750,000 shares of Series B Preferred Stock owned by a company in which Mr. Brookstein serves as an executive officer and director and holds a majority of its outstanding stockholder voting power.

Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock:

	Amount and Nature of	Percentage
Name and Address of Stockholder	Beneficial Ownership	of Class
Barry Brookstein	857,593(3)	45.5%
Dean Garfinkel	466,750	24.8%
__________
(3)
Includes (a) 450,601 shares of Series C Preferred Stock owned by a company in which Mr. Brookstein serves as an executive officer and director and holds a majority of its outstanding stockholder voting power.

Common Stock:

	Amount and Nature of	Percentage
Name and Address of Stockholder	Beneficial Ownership	of Class
Barry Brookstein	251,755,131(4)	67.6%
Dean Garfinkel	76,076,397(5)	38.2
__________
(4)
Includes (a) 63,512 shares of our common stock owned by Mr. Brookstein’s minor children for which Mr. Brookstein has custodial control, (b) 10,000,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Brookstein in January 2008, which shares are purchasable within the next 60 days, (c) 20,000,000 shares of Common Stock issuable upon conversion of the 200,000 shares of Series A Preferred Stock beneficially owned by Mr. Brookstein, which shares are convertible within the next 60 days, (d) 125,000,000 shares of Common Stock issuable upon conversion of the 1,250,000 shares of Series B Preferred Stock beneficially owned by Mr. Brookstein, which shares are convertible within the next 60 days, and (e) 85,759,300 shares of Common Stock issuable upon conversion of the 857,593 shares of Series C Preferred Stock beneficially owned by Mr. Brookstein, which shares are convertible within the next 60 days.

(5)
Includes (a) 127,024 shares of Common Stock owned by Mr. Garfinkel’s minor children for which Mr. Garfinkel has custodial control, (b) 20,000,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Garfinkel in January 2008, which shares are purchasable within the next 60 days, (c) 46,675,000 shares of Common Stock issuable upon conversion of the 466,750 shares of Series C Preferred Stock beneficially owned by Mr. Garfinkel, which shares are convertible within the next 60 days and (d) 819,514 shares of Common Stock issuable upon exercise of warrants owned by Mr. Garfinkel, which shares are purchasable within the next 60 days.

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Compliance Systems Corporation & Subsidiaries
Listing of Trademarks & Patents

Trademark	Registration #	Registration Date	Country
CALLCOMPLIANCE and design	2734814	7/8/2003	USA
CALLCOMPLIANCE.COM	2424803	1/30/2001	USA
CAMPAIGN LIST CONTROLLER	2920207	1/18/2005	USA
CAMPAIGN LIST MANAGER	2805977	1/13/2004	USA
DIALBLOCK	2750294	8/12/2003	USA
TELEBLOCK	2422993	1/23/2001	USA
TELEGUIDE	2424804	1/30/2001	USA
TELESTOP	2422992	1/23/2001	USA

Patent Rights
Call Compliance Patents & Applications
U.S. Patent Number	6,330,317
Issued:	December 11, 2001
Title:	Call Blocking System
Expiration:	November 9, 2019

Summary of Patent:

The system reviews outgoing calls by a telemarketer, compares it to the general do-not-call lists and the specific customer company do-not-call list and override permitted call list to make a determination if the call should be completed. The review of the originating/destination pair is performed by a general purpose computer in a central location that is connected to all the major telephone carriers’ switch cluster location and operated by a service provider.

Greek Patent Number	1005208
Issued:	May 4 ,2006
Title:
Expiration:	April 12,, 2025

SCHEDULE 2.7

SUBSIDIARIES

Call Compliance Inc.
Jasmin Communications Inc.
Call Center Tools Inc.
Call Compliance.com Inc.
Telephone Blocking Services Corporation

EXHIBIT A

FORM OF SECURED CONVERTIBLE DEBENTURE

NEITHER THIS DEBENTURE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS DEBENTURE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS DEBENTURE OR SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE UNDER SUCH ACT UNLESS SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.

COMPLIANCE SYSTEMS CORPORATION
SECURED CONVERTIBLE DEBENTURE

$300,000.00	_____________, 2008

FOR VALUE RECEIVED, the undersigned Compliance Systems Corporation, a Nevada corporation (referred to herein as “Borrower” or the “Company”), promises to pay to the order of Agile Opportunity Fund, LLC, its successors or assigns (the “Lender”), the principal sum of Three Hundred Thousand Dollars ($300,000.00) or such lesser principal amount as is then outstanding on November 6, 2009 (the “Maturity Date”), and interest thereon at a rate equal to fifteen percent (15%) per annum (the “Interest Rate”). Interest shall be payable on the last day of each calendar month prior to the Maturity Date with the first interest payment to be made on ____________, 200_. Borrower shall pay the principal balance then outstanding under this Secured Convertible Debenture (this “Debenture”) plus accrued but unpaid interest in full on the Maturity Date along with payment of any other amounts due hereunder or under the other Loan Documents (as defined below). The Borrower acknowledges that in addition to the interest due hereunder, Lender shall be entitled to an additional payment, on the Maturity Date or whenever the principal of this Debenture is paid (including in connection with any earlier redemption), such that Lender’s annualized rate of return on such principal payment shall be equal to thirty (30%) percent. Notwithstanding any other provision hereof, interest paid or becoming due hereunder and any other payments hereunder which may constitute interest shall in no event exceed the maximum rate permitted by applicable law.

Interest and any other amounts due hereunder are payable in lawful money of the United States of America to the Lender at the address set forth in that certain Securities Purchase Agreement executed by the Borrower and the Lender dated as of May 6, 2008, as amended from time to time (the “Securities Purchase Agreement”) and pursuant to which this Debenture is issued. The terms and conditions of the Securities Purchase Agreement and all other documents and instruments delivered in connection therewith (collectively, the “Loan Documents”) are incorporated by reference herein and made a part hereof. All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Securities Purchase Agreement.

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Section 1. Conversion.

(a) At any time from the original issue date hereof through the date that this Debenture is paid in full, Lender shall have the right, in its sole discretion, to convert the principal balance of this Debenture then outstanding plus accrued but unpaid interest, in whole or in part, into shares (each, a “Conversion Share”) of Common Stock at a conversion price equal to $0.05 per Conversion Share, subject to adjustment as provided in Section 2 herein (the “Conversion Price”).

(b) Lender may convert this Debenture at the then applicable Conversion Price by the surrender of this Debenture (properly endorsed) to the Company at the principal office of the Borrower, together with the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”) duly completed, dated and executed, specifying therein the principal amount of Debenture and/or outstanding interest to be converted. The “Conversion Date” shall be the date that such Notice of Conversion and this Debenture is duly provided to Borrower hereunder (or, at Lender's option, the next interest payment date with respect to Lender's conversion of any scheduled interest payment).

(c) On the date of receipt by the Company of the duly completed, dated and executed Notice of Conversion and this Debenture in accordance with Section 1(b) with respect to a conversion of any portion of this Debenture, the Lender (and any person(s) receiving Conversion Shares in lieu of the Lender) shall be deemed to have become the holder of record for all purposes of the Conversion Shares to which such valid conversion relates.

(d) As soon as practicable, but not in excess of five business days, after the valid conversion of any portion of this Debenture, the Company, at the Company’s expense (including the payment by Company of any applicable issuance and similar taxes, will cause to be issued in the name of and delivered to the Lender (and/or such other person(s) identified in the Notice of Conversion with respect to such conversion), certificates evidencing the number of duly authorized, validly issued, fully paid and non-assessable Conversion Shares to which the Lender (and/or such other person(s) identified in such Notice of Conversion, shall be entitled to receive upon the conversion), as adjusted to reflect the effects, if any, of the anti-dilution provisions of Section 2, such certificates to be in such reasonable denominations as Lender may request when delivering the Notice of Conversion.

(e) If less than the entire principal and accrued interest under this Debenture is being converted, the Company shall execute and deliver to the Lender a new Debenture (dated as of the date hereof) evidencing the principal balance of this Debenture that has not been so converted.

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Section 2. Conversion Price Adjustment.

(a) If and whenever the Company issues or sells any Additional Stock (as defined below) for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale the Conversion Price shall be reduced to a new Conversion Price determined by dividing (i) amount equal to the sum of (a) the number of shares of Common Stock (on a fully-diluted basis) outstanding immediately prior to such issuance or sale, multiplied by the then existing Conversion Price, plus (b) the consideration, if any, received by the Company in connection with such issuance or sale, by (ii) the total number of shares of Common Stock (on a fully-diluted basis) outstanding immediately after such issuance or sale, rounded to the nearest one ten-thousandth ($0.0001) of a dollar. As used herein, “Additional Stock” means any securities issued (or deemed to have been issued pursuant to Section 2(b)) by the Company after the original issue date hereof other than: (i) any rights, warrants or options directly or indirectly to subscribe for or purchase Common Stock (“Options”) outstanding as of the original issue date hereof including the Company’s outstanding convertible preferred stock; (ii) the first 15 million of Common Stock issued pursuant to an equity incentive plan for employees, officers, directors and independent contractors of the Company adopted by the Board of Directors of the Company; provided such Common Stock is sold at or above the market price for the Common Stock as of the date of grant of the Option to purchase such Common Stock or date of issuance of such Common Stock, if no Option is being exercised in connection with such sale; (iii) shares of Common Stock issuable upon conversion of any Debentures issued under the Securities Purchase Agreement; and (iv) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock.

(b) For purposes of determining the adjusted Conversion Price under Section 2(a) above, the following shall be applicable:

(i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Additional Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any convertible securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to such grant or sale, then the total maximum number of shares of Additional Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Additional Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Additional Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Additional Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

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(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the price per share for which Additional Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to such issuance or sale, then the maximum number of shares of Additional Stock issuable upon conversion or exchange of such convertible securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this subparagraph, the “price per share for which Additional Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Additional Stock issuable upon the conversion or exchange of all such convertible securities. No further adjustment of the Conversion Price shall be made when Additional Stock is actually issued upon the conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price, Conversion Rate or Shares Issuable. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any convertible securities, the rate at which any convertible securities are convertible into or exchangeable for Additional Stock, and/or the quantity of Additional Stock issuable upon the conversion, exercise or exchange of any such Option or convertible security, changes at any time, then the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or convertible securities still outstanding provided for such changed purchase price, additional consideration, conversion rate or quantity, as the case may be, at the time initially granted, issued or sold; provided that no such change shall at any time cause the Conversion Price hereunder to be increased. If the terms of any Option or convertible security which was outstanding as of the original issue date hereof are changed in the manner described in the immediately preceding sentence, then such Option or convertible Security and the Additional Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

(iv) Calculation of Consideration Received. If any Additional Stock is issued or sold or deemed to have been issued or sold for cash, the consideration will be deemed to be the amount of cash paid therefor. In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash will be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company irrespective of any accounting treatment.

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(v) Record Date. If the Company takes a record of the holders of any securities for the purpose of entitling them (A) to receive a dividend or other distribution payable in Additional Stock, Options or in convertible securities or (B) to subscribe for or purchase Additional Stock, Options or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Additional Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c) If the Borrower, at any time while this Debenture is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of the Common Stock any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

   (d) In case of any consolidation or merger of the Borrower with or into another corporation or the conveyance of all or substantially all of the assets of the Borrower to another corporation, this Debenture shall thereafter be convertible (to the extent such conversion is permitted hereunder) into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Borrower deliverable upon conversion of this Debenture would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of this Debenture, to the end that the provisions set forth herein shall be thereafter applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture.

Section 3. Redemption. (a) The Borrower at its option shall have the right, upon 15 business days’ advance written notice, to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date.

(b) Notwithstanding the foregoing in the event that the Borrower has elected to repay any outstanding principal amount and accrued interest under this Debenture the Lender shall still be entitled to effectuate conversions as contemplated hereunder through the date of redemption.

Section 4. Transferability. Neither this Debenture nor any shares of stock issuable upon conversion of this Debenture have been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state. Neither this Debenture nor any shares of stock issuable upon conversion of this Debenture may be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to this Debenture or shares issuable upon conversion of this Debenture under such Act unless such registration is not required pursuant to a valid exemption therefrom under the Act. Provided the foregoing requirements are satisfied, this Debenture and any of the rights granted hereunder are freely transferable by the Lender in its sole discretion.

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Section 5. Reservation of Stock. The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal of this Debenture and accrued and unpaid interest thereon. If at any time, the Company does not have available an amount of authorized but unissued Common Stock or Common Stock held in treasury necessary to satisfy any conversion of all amounts outstanding under this Debenture, the Company shall call and hold a special meeting of its stockholders within 30 days of the occurrence of any shortfall in authorized shares for the purpose of approving an increase in the number of shares of authorized Common Stock to an amount sufficient to enable conversion all amounts outstanding under this Debenture, subject in all respects to compliance with the requirements of Section 14 of the Securities Exchange Act of 1934 to which the Borrower is subject. The Board of Directors of the Company shall recommend that stockholders vote in favor of increasing the number of authorized shares of Common Stock at any such meeting. Each Member of the Board of Directors of the Company shall also vote all of such Director’s voting securities of the Company in favor of such increase in authorized shares. The Borrower covenants that all shares of Common Stock that may be issuable upon conversion of this Debenture shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability of this Debenture other than such as have been met or obtained. The execution, delivery and performance of this Debenture and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Borrower or any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

Section 6. No Fractional Shares. Upon a conversion hereunder the Borrower shall not be required to issue stock certificates representing fractions of shares of Common Stock, and in lieu of any fractional shares which would otherwise be issuable, the Borrower shall issue the next highest whole number of shares of Common Stock, as the case may be.

Section 7. Event of Default. (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

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(i) Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii) The Borrower or any subsidiary of Borrower as listed on Schedule 2.7 of the Securities Purchase Agreement (each, a “Subsidiary”) shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture or any Loan Document to which it is a party;

(iii) The Borrower or any Subsidiary, shall commence, or there shall be commenced against the Borrower or any Subsidiary any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or Subsidiary or there is commenced against the Borrower or Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Borrower or Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or Subsidiary suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or Subsidiary makes a general assignment for the benefit of creditors; or the Borrower or Subsidiary shall fail to pay or shall state that it is unable to pay or shall be liable to pay, its debts as they become due or by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or Subsidiary for the purpose of effecting any of the foregoing; or

(iv) The Borrower or any Subsidiary shall default in any of its secured obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any leasing or factoring arrangement of the Borrower, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(b) Following an Event of Default, the Interest Rate shall increase to twenty percent (20%) per annum (but not exceeding the maximum rate permitted by law) immediately following such Event of Default. During the time that any portion of this Debenture is outstanding, if (i) any Event of Default has occurred and has not been cured by the Borrower or (ii) an event described in Section 2(d) occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Lender's election, immediately due and payable. The Lender need not provide and the Borrower hereby waives any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

7

Section 8. Registration Rights. The Lender is entitled to certain registration rights with respect to the Common Stock issuable upon conversion of this Debenture as set forth in the Securities Purchase Agreement.

Section 9. Notices. Any and all notices, requests, documents or other communications or deliveries required or permitted to be given or delivered hereunder shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

Section 10. Governing Law. This Debenture and the provisions hereof are to be construed according to and are governed by the laws of the State of New York, without regard to principles of conflicts of laws thereof. Borrower agrees that the New York State Supreme Court located in the County of Nassau, State of New York shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Debenture, the Loan Documents, or otherwise relating to the parties relationship. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Debenture, the Loan Documents and/or arising out of or relating to any dispute between the parties, the Lender shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which the Lender may be entitled.

Section 11. Successors and Assigns. Subject to applicable securities laws, this Debenture and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Lender.

Section 12. Amendment. This Debenture may be modified or amended or the provisions hereof waived only with the written consent of the Lender and the Company.

Section 13. Severability. Wherever possible, each provision of this Debenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Debenture shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Debenture.

[Signature page follows]

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IN WITNESS WHEREOF, the Borrower has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

COMPLIANCE SYSTEMS CORPORATION

By:_________________________________
Name: Dean Garfinkel
Title: President

9

ANNEX A

NOTICE OF CONVERSION
To Be Executed by the Lender
in Order to Convert Debenture

The undersigned Lender hereby elects to convert $__________ principal and $_____ interest currently outstanding and owed under the Secured Convertible Debenture issued to Agile Opportunity Fund, LLC at a Conversion Price of $___ (the “Debenture”) and to purchase ___________ shares of Common Stock of Compliance Systems Corporation issuable upon conversion of such Debenture, and requests that certificates for such securities shall be issued in the name of:

___________________________________________________________
(please print or type name and address)

___________________________________________________________
(please insert social security or other identifying number)

and be delivered as follows:

___________________________________________________________
please print or type name and address)

___________________________________________________________
(please insert social security or other identifying number)

Lender Name:_______________________________________________

By:________________________________________________________
Name:
Title:

Conversion Date:___________________________________________

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EXHIBIT B

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement (this “Security Agreement”), dated as of May 6, 2008, is by and between Compliance Systems Corporation, a Nevada corporation (the “Debtor”) and Agile Opportunity Fund, LLC, a Delaware limited liability company (the “Secured Party”).

Background

1.
The Secured Party has purchased from the Debtor a Secured Convertible Debenture (the “Debenture”) in the principal amount of $300,000.00, pursuant to a Securities Purchase Agreement between the Debtor and the Secured Party dated as of the date hereof (the “Securities Purchase Agreement”) and may purchase an Additional Debenture pursuant to the terms of the Securities Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Securities Purchase Agreement.

2.
To induce the Secured Party to purchase the Debentures, the Debtor has agreed to provide the Secured Party with, except as otherwise noted herein, a first priority security interest in the Collateral (as hereinafter defined).

NOW, THEREFORE,

In consideration of the promises and the mutual covenants and agreements herein set forth, and in order to induce the Secured Party to purchase the Debentures, the Debtor hereby agrees with the Secured Party as follows:

Section 1. Grant of Security Interest. The Debtor hereby grants to the Secured Party, on the terms and conditions hereinafter set forth, except as otherwise noted herein, a first priority security interest in the collateral hereinafter identified (the “Collateral”). Notwithstanding the immediately preceding sentence, the security interest being granted by Debtor to Secured Party pursuant to this Agreement, shall, with respect to the Nascap Collateral (as such term is hereinafter defined), be subordinate and junior to that certain first priority security interest granted by Call Compliance, Inc., a wholly-owned subsidiary of Debtor (“Call Compliance”), to Nascap Corp. (“Nascap”) pursuant to the Security Agreement, dated as of September 30, 2006 (the “Nascap Security Agreement”), between Call Compliance and Nascap securing the obligations of Call Compliance under the loan (the “Senior Loan”) extended to Call Compliance by Nascap and evidenced by the Promissory Note, dated September 30, 2006 (the “Nascap Note”) of Call Compliance for the benefit of Nascap and in the principal amount of $150,000. The obligations and performance of Call Compliance under the Nascap Note have been guaranteed by Debtor. For purposes of this Security Agreement, the term Nascap Collateral shall mean all of the following property of Call Compliance, whether now owned or existing or hereafter acquired or arising and wheresoever located:

(a) All accounts receivable owing to the Call Compliance arising out of goods sold or leased or for services rendered by Call Compliance solely in connection with the VeriSign, Inc. and Comtel Telcom Assets, LP (and each of their respective affiliates, successors and/or assigns) accounts, with a value of up to $150,000 plus all accrued interest under the Senior Loan and Nascap Note; and

(b) All book and records relating to any of the collateral referred to in subsection (a) (including, without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records of Call Compliance pertaining to any of the foregoing).

All of the property and interests in property described in subsections (a) and (b) are herein collectively referred to as the “Nascap Loan Collateral.”

Section 2. Collateral. The Collateral is all tangible and intangible assets of the Debtor of whatever kind and nature (including, without limitation, all intellectual property of whatever kind or nature of the Debtor including patents, trademarks, tradenames, copyrights and all other intellectual property and any applications or registrations therefore, accounts, chattel paper, commercial tort claims, documents, equipment, farm products, general intangibles, instruments, inventory, investment property, and the stock of all of Debtor’s subsidiaries), in each case whether now owned or hereafter acquired and wherever located, and all proceeds thereof, together with all proceeds, products, replacements and renewals thereof.

Section 3. Representations and Warranties; Covenants. The Debtor hereby represents, warrants and covenants as follows:

(a)	Except in respect of the assets securing the Senior Loan and Nascap Note, the Debtor has title to the Collateral free from any lien, security interest, encumbrance or claim.

(b)	The Debtor will maintain the Collateral so as to preserve its value subject to wear and tear in the ordinary course.

(c)	The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(d)
The Debtor will pay when due all existing or future charges, liens, or encumbrances on the Collateral, and will pay when due all taxes and assessments now or hereafter imposed or affecting the Collateral unless such taxes or assessments are diligently contested by the Debtor in good faith and reasonable reserves are established therefor.

(e)
All factual information with respect to the Debentures and the Collateral and account debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Debtor to the Secured Party, and all other written factual information heretofore or hereafter furnished by the Debtor to the Secured Party, is or will be true and correct in all material respects, as of the date furnished.

(f)
Within five business days following execution of this Agreement, the Secured Party will prepare, execute and file with the Secretary of State in the State of Nevada, a UCC-1 Financing Statement covering the Collateral, naming the Secured Party as Secured Party thereunder.

(g)
The Debtor will keep its records concerning the Collateral at its address shown in Section 18 below. Such records will be of such character as to enable the Secured Party or their representatives to determine at any time the status thereof, and the Debtor will not, unless the Secured Party shall otherwise consent in writing, maintain any such record at any other address.

(h)	The Debtor will furnish the Secured Party information on a quarterly basis concerning the Debtor, the Debentures and the Collateral as the Secured Party may at any time reasonably request.

(i)
The Debtor will permit the Secured Party and its representatives at any reasonable time on five days’ prior written notice to inspect any and all of the Collateral, and to inspect, audit and make copies of and extracts from all records and all other papers in possession of the Debtor pertaining to the Debentures and the Collateral.

(j)
The Debtor will, at such times as the Secured Party may reasonably request, deliver to the Secured Party a schedule identifying the Collateral subject to the security interest of this Security Agreement, and such additional schedules, certificates, and reports respecting all or any of the Collateral at the time subject to the security interest of this Security Agreement, and the items or amounts received by the Debtor in full or partial payment or otherwise as proceeds received in connection with any Collateral. Any such schedule, certificate or report shall be executed by a duly authorized officer of the Debtor on behalf of the Debtor and shall be in such form and detail as the Secured Party may reasonably specify. The Debtor shall immediately notify the Secured Party of the occurrence of any event causing loss or depreciation in the value of the Collateral, and the amount of such loss or depreciation.

(k)
If and when so requested by the Secured Party, the Debtor will stamp on the records of the Debtor concerning the Collateral a notation, in a form satisfactory to the Secured Party, of the security interest of the Secured Party under this Security Agreement.

Section 4. Disposition of Collateral in Ordinary Course. Debtor shall not sell, transfer, assign, convey, license, grant any right to use or otherwise dispose of any Collateral except in the ordinary course of business, without the prior written consent of the Secured Party.

Section 5. Secured Party May Perform. Upon the occurrence and continuation of an “Event of Default” under a Debenture, at the option of the Secured Party, the Secured Party may discharge taxes, liens or security interests, or other encumbrances at any time hereafter levied or placed on the Collateral; may pay for insurance required to be maintained on the Collateral pursuant to Section 3; and may pay for the maintenance and preservation of the Collateral. The Debtor agrees to reimburse the Secured Party on demand for any payment reasonably made, or any expense reasonably incurred, by the Secured Party pursuant to the foregoing authorization. Until the occurrence and continuation of an Event of Default, the Debtor may have possession of the Collateral and use the Collateral in any lawful manner not inconsistent with this the Security Agreement.

Section 6. Obligations Secured; Certain Remedies. This Security Agreement secures the payment and performance of all obligations of the Debtor to the Secured Party under the Debentures, whether now existing or hereafter arising and whether for principal, interest, costs, fees or otherwise (collectively, the “Obligations”). Upon the occurrence and continuation of an Event of Default under a Debenture, the Secured Party may declare all obligations secured hereby immediately due and payable and may exercise the remedies of a secured party under the Uniform Commercial Code. Without limiting the foregoing, the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties or to execute appropriate documents of assignment, transfer and conveyance, in each case, in order to permit the Secured Party to take possession of and title to the Collateral. Unless the Collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed to the Debtor via registered or certified mail, postage prepaid, at least fifteen days before the time of sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like, shall include the Secured Party’s reasonable attorneys’ fees and legal expenses.

Section 7. Debtor Remains Liable. Anything herein to the contrary notwithstanding:

(a)
Notwithstanding the exercise of any remedy available to the Secured Party hereunder or at law in connection with an Event of Default, the Debtor shall remain liable to repay the balance remaining unpaid and outstanding under the Debenture after the value or proceeds received by the Secured Party in connection with such remedy is subtracted. The Secured Party shall promptly deliver and pay over to the Debtor any portion of the value or proceeds received in connection with such remedy that remains after the unpaid and outstanding portion of the Debenture is paid in full.

(b)
The Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed.

(c)
The exercise by the Secured Party of any of Secured Party’s rights hereunder shall not release the Debtor from any of Debtor’s duties or obligations under any such contracts or agreements included in the Collateral.

(d)
The Secured Party shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8. Security Interest Absolute. All rights of the Secured Party and the security interests granted to the Secured Party hereunder shall be absolute and unconditional, to the maximum extent permitted by law, irrespective of:

(a)	Any lack of validity or enforceability of the Debentures or any other document or instrument relating thereto;

(b)
Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or any other amendment to or waiver of or any consent to any departure from the Debentures or any other document or instrument relating thereto;

(c)
Any exchange, release or non-perfection of any collateral (including the Collateral), or any release of or amendment to or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

(d)	Any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor, a guarantor or a third party grantor of a security interest.

Section 9. Additional Assurances. At the request of the Secured Party, the Debtor will join in executing or will execute, as appropriate, all necessary financing statements in a form reasonably satisfactory to the Secured Party, and the Debtor will pay the reasonable cost of filing such statements, including all statutory fees. The Debtor will further execute all other instruments reasonably deemed necessary by the Secured Party and pay the reasonable cost of filing such instruments. The Debtor warrants that no financing statement covering Collateral or any part or proceeds thereof is presently on file in any public office, except with respect to the Nascap Loan Collateral. The Debtor covenants that it will not grant any other security interest in the Collateral without first obtaining the written consent of the Secured Party, except with respect to extensions, if any, of the security interest of Nascap in the Nascap Loan Collateral.

Section 10. Representations, Warranties and Covenants Concerning Debtor’s Legal Status.

(a)	The Debtor has previously executed and delivered to the Secured Party a Perfection Certificate in the form of Schedule I hereto. The Debtor represents and warrants to the Secured Party as follows:

(i)	Debtor’s exact legal name is as indicated on the Perfection Certificate and on the signature page hereof;

(ii)	Debtor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate;

(iii)	the Perfection Certificate accurately sets forth Debtor’s organizational identification number or accurately states that Debtor has none;

(iv)	the Perfection Certificate accurately sets forth Debtor’s place of business or, if more than one, its chief executive office as well as Debtor’s mailing address, if different; and

(v)	all other information set forth on the Perfection Certificate is accurate and complete.

(b)	The Debtor covenants with the Secured Party as follows:

(i)
without providing fifteen days’ prior written notice to the Secured Party, Debtor will not change its name, its place of business, or, if more than one, its chief executive offices or its mailing address or organizational identification number, if it has one;

(ii)	if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify the Secured Party of such organizational identification number; and

(iii)	Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

Section 11. Expenses. The Debtor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral upon the occurrence and continuation of an Event of Default, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iii) the failure by the Debtor to perform or observe any of the provisions hereof.

Section 12. Notices of Loss or Depreciation. The Debtor will immediately notify the Secured Party of any claim, suit or proceeding against any Collateral or any event causing loss or depreciation in the value of Collateral, including the amount of such loss or depreciation

Section 13.  No Waivers. No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on any subsequent occasion.

Section 14. Successor and Assigns. The Secured Party shall have the right to assign this Security Agreement and its rights hereunder without the consent of the Debtor. All rights of the Secured Party shall inure to the benefit of the successors and assigns of the Secured Party. All obligations of the Debtor shall be binding upon the Debtor’s successors and assigns.

Section 15. Governing Law; Jurisdiction. This Security Agreement shall be governed by the laws of the State of New York, without giving effect to such jurisdiction’s principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in federal or state courts located within Nassau or Suffolk Counties in the State of New York.

Section 16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Section 17.  Remedies Cumulative. The rights and remedies herein are cumulative, and not exclusive of other rights and remedies which may be granted or provided by law.

Section 18. Notices. Any demand upon or notice to a party hereunder shall be effective when delivered by hand, against written receipt therefor, two business days following the business day on which it is properly deposited in the mails postage prepaid, certified or registered mail, return receipt requested, or one business day following deposit with an overnight courier, in each case addressed to such party at the address shown below or such other address as the party may advise the other party in writing:

If to the Secured Party:	Agile Opportunity Fund, LLC
1175 Walt Whitman Road, Suite 100A
Melville, NY 11747

With a copy to:	Westerman Ball Ederer Miller & Sharfstein, LLP
170 Old Country Road
Mineola, NY 11501
Attn: Alan C. Ederer, Esq.

If to the Debtor:	Compliance Systems Corporation
90 Pratt Oval
Glen Cove, NY 11542
Attn.: Dean Garfinkel, President

With a copy to:	Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attn: Dennis C. O’Rourke, Esq.

Section 19. Entire Agreement. This Security Agreement and the documents and instruments referred to herein embody the entire agreement entered into between the parties relating to the subject matter hereof, and may not be amended, waived, or discharged except by an instrument in writing executed by the Secured Party.

Section 20. Termination. This Security Agreement shall terminate upon the repayment in full of the Initial Debenture and, if issued, the Additional Debenture or conversion in full of the Initial Debenture and, if issued, the Additional Debenture, upon which the Secured Party shall cooperate in the filing of the necessary or appropriate documents and instruments to release the security interest created hereby and will execute and deliver any and all documents and/or instruments reasonably requested by Debtor in connection therewith.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized agents, have executed this Security Agreement as of the date set forth above.

COMPLIANCE SYSTEMS CORPORATION

By:___________________________________________
Name: Dean Garfinkel
Title: President

AGILE OPPORTUNITY FUND, LLC
By: AGILE INVESTMENTS, LLC, Managing Member

By:___________________________________________
Name: David I. Propis
Title: Managing Member

SCHEDULE I

PERFECTION CERTIFICATE

The undersigned, the Chief Executive Officer of Compliance Systems Corporation, a Nevada corporation (the "Company"), hereby certifies, with reference to a certain Security Agreement, dated as of May __, 2008 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Company and Agile Opportunity Fund, LLC (the "Secured Party"), to the Secured Party as follows:

1. Name. The exact legal name of the Company as that name appears on its Certificate of Incorporation is as follows: Compliance Systems Corporation.

2. Other Identifying Factors.

(a) The following is the mailing address of the Company:

Address     County  State

90 Pratt Oval, Glen Cove   Nassau  NY

(b) If different from its mailing address, the Company’s place of business or, if more than one, its chief executive office is located at the following address:

Address   County    State

(c)	The following is the type of organization of the Company: Corporation.

(d)	The following is the jurisdiction of the Company’s organization: Nevada.

(e)	The following is the Company's state issued organizational identification number: C28314-2003.

3. Other Names, Etc.

The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Company maintain any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address   County    State

(b) The following are all other places of business of the Company in the United States of America:

Address   County    State

(c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:

Address   County    State

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

Name  Mailing Address  County  State

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate on May 6, 2008.

_____________________________
Name: Dean Garfinkel
Title: Chief Executive Officer